UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 21, 2005
                                                 -----------------


                           TENGTU INTERNATIONAL CORP.
                           --------------------------
               (Exact name of Registrant as specified in charter)

          Delaware                   000-29957                    77-0407366
----------------------------        -----------              ------------------
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)


                236 Avenue Road, Toronto, Ontario, Canada M5R 2J4
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                                  416-963-3999
                                  ------------
              (Registrant's telephone number, including area code)


      (Former name, address and fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS


      On November 21, 2005, Thomas Pladsen, Director of the Board of Tengtu International Corp. (the "Company") resigned his directorship in order to pursue other interests. Penghui Liu, our Chief Executive Officer also resigned his position due to certain health concerns.

      Neither Mr. Pladsen nor Dr. Liu resigned as a result of any disagreement with the Company on any matter, including any matter related to the operations, policies or practices of the Company.

      The Company has not appointed any person to fill in the vacancies created by the resignation of Mr. Pladsen and Dr. Liu.


                                   Signatures
                                   ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         TENGTU INTERNATIONAL CORP.

November 28, 2005                        By: /s/ John Watt
                                         -----------------------------
                                                 John Watt, President